                                                                     Exhibit 4.2

THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SENIOR NOTE, RESELL OR OTHERWISE TRANSFER THIS SENIOR NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR ANY OTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SENIOR NOTE WITHIN TWO YEARS AFTER THE ORIGINAL

TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN

ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                                                         CUSIP NO.:  825095 AC 6

                         SHOPPERS FOOD WAREHOUSE CORP.

                          9 3/4% SENIOR NOTE DUE 2004

No. 1                                                               $200,000,000

          SHOPPERS FOOD WAREHOUSE CORP., a Delaware corporation (the "Company," which term includes any successor corporation), for value received promises to pay to Cede & Co. or registered assigns the principal sum of Two Hundred Million Dollars ($200,000,000), on June 15, 2004.

          Interest Payment Dates: June 15 and December 15.

          Record Dates: May 31 and November 30.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  June 26, 1997

Attest:                               SHOPPERS FOOD WAREHOUSE CORP.


/s/ Elliott R. Arditti                By:  /s/ Mark A. Flint
---------------------------              ----------------------------
Name:  Elliot R. Arditti                 Name:  Mark A. Flint
Title: Secretary                         Title: President and Chief
                                                Executive Officer

Certificate of Authentication

          This is one of the 9 3/4% Senior Notes due 2004 referred to in the within-mentioned Indenture.

                                   NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, as Trustee

Dated: June 26, 1997               By: /s/ Raymond S. Haverstock
                                       -----------------------------------
                                       Authorized Signatory

                         SHOPPERS FOOD WAREHOUSE CORP.

                          9 3/4% SENIOR NOTE DUE 2004

     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of June 26, 1997 (the "Indenture"), and as amended from time to time, by and among Shoppers Food Warehouse Corp., a Delaware corporation (the "Company"), SFW Holding Corp., a Delaware corporation (the "Guarantor") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").


1.        INTEREST.
          --------

          (a) The Company promises to pay interest on the principal amount of this Security at a rate of 9.75% per annum. The Company shall further pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 26, 1997; provided, however, that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, however, that the first Interest Payment Date shall be December 15, 1997.

          (b) To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, premium, if any, and Liquidated Damages, if any, at the rate borne by the Securities, compounded semiannually; and (ii) overdue installments of interest, and Liquidated Damages, if any (without regard to any applicable grace period) at the same rate, compounded semiannually.

          (c) Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.        METHOD OF PAYMENT.  The Company will pay interest on the Securities
          -----------------
   to the Persons who are registered Holders at the close of business on the May 31 and

   November 30 next preceding the applicable Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Securities will be payable as to principal, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest or Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds or Federal funds check will be required with respect to principal of and interest and Liquidated Damages, if any, on the Global Security. Such payment shall be in currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

3.     PAYING AGENT AND REGISTRAR.  Initially, the Trustee under the Indenture
       --------------------------
   will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

4.     INDENTURE.  The Company issued the Securities under the Indenture. Each
       ---------
   Holder, by accepting the Securities, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 7aaa-77bbbb) ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Except as provided in Paragraph 6 hereof, the Securities are general unsecured obligations of the Company limited to $200 million in aggregate principal amount, plus amounts, if any, sufficient to pay interest, premium and Liquidated Damages, if any, on outstanding Securities as set forth in Paragraph 2 hereof. Payment on each Security and performance by the Company within applicable grace periods of the other Obligations is guaranteed by the Guarantor pursuant to Article 10 of the Indenture. In order to secure the Obligations, the Guarantor has granted a security interest in the Collateral to the Trustee for the benefit of the Holders pursuant to the Indenture.

5.     REDEMPTION AT THE COMPANY'S OPTION.  The Securities are redeemable, in
       ----------------------------------
   whole or in part, at the option of the Company at any time on or after June 15, 2001, at the redemption prices (expressed as a percentage of the principal amount redeemed) set forth below (the "Optional Redemption Price"), plus any accrued and unpaid interest to the date of redemption, if redeemed during the period indicated:


              Year                           Optional Redemption Price
              ----                           -------------------------
June 15, 2001 through June 14, 2002...............    104.875%
June 15, 2002 through June 14, 2003...............   102.4375%
June 15, 2003 and thereafter......................        100%


       In addition, until June 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% (up to 10% if the Special Mandatory Redemption described in Paragraph 6 hereof has occurred) of the principal amount of the Securities originally issued, at a redemption price equal to 109.75% of the principal amount thereof, plus any accrued and unpaid interest thereon to the date of redemption; provided, however, that at least 65% of the principal amount of the Securities originally issued remains outstanding immediately after the occurrence of such redemption and; provided, further, that any such redemption shall reduce, on a dollar for dollar basis, the principal amount of the Securities required to be redeemed pursuant to the Special Mandatory Redemption.

6.       SPECIAL MANDATORY REDEMPTION.  If, on or prior to June 30, 1998, the
         ----------------------------
   closing of a Settlement has not occurred or the Company has not paid to Dart the Restricted Proceeds to fund a Settlement, Securities in an aggregate principal amount of $50,000,000 (subject to reduction pursuant to Paragraph 5 above) shall be redeemed pursuant to a Special Mandatory Redemption at any time on or prior to August 14, 1998, at 101% of the principal amount thereof, plus any accrued and unpaid interest thereon to the date of redemption. Any Special Mandatory Redemption shall be paid using the Restricted Proceeds (including any interest or other profit earned thereon).

         The Company shall deposit $50,000,000 of the proceeds from the Offering with the Trustee in the Restricted Account simultaneously with receipt of payment therefor on the Issue Date. All amounts so deposited will be held by the Trustee pursuant to the Pledge Agreement as collateral to secure the obligations of the Company under the Securities, subject to release from the Restricted Account as set forth in the Pledge Agreement. The Pledge Agreement provides that on or prior to June 30, 1998, the Restricted Proceeds may be released to the Company only to make a payment to Dart for purposes of funding a Settlement. The Pledge Agreement further provides that, prior to the release to the Company of the Restricted Proceeds from the Restricted Account for the purpose of funding a Settlement, an Officers' Certificate must be delivered to the Trustee stating that the closing of a Settlement is occurring simultaneously with the release of the Restricted Proceeds. Upon receipt of such Officers' Certificate, the Trustee will release the Restricted Proceeds held pursuant to the Pledge Agreement to the Company and the Pledge Agreement will terminate. Following such release of the Restricted Proceeds, including any interest or profit earned thereon, from the Restricted Account and termination of the Pledge Agreement, all of the Securities will be unsecured obligations of the Company.

         Pending release of the Restricted Proceeds from the Restricted Account pursuant to the Pledge Agreement either to make a payment to Dart to fund a Settlement or to fund the Special Mandatory Redemption, the Restricted Proceeds shall be invested in Cash Equivalents as directed by the Company. If a Special Mandatory Redemption occurs, then any interest or other profit earned on the Restricted Proceeds shall be used to fund the Special Mandatory Redemption (including any accrued and unpaid interest on the Securities that are redeemed), except that any amount in the Restricted Account not needed to fund the Special Mandatory

   Redemption may be used by the Company for general corporate purposes (including payment of interest on the Securities). If the Restricted Proceeds are released to the Company from the Restricted Account and used to make a payment to Dart to fund a Settlement, then any interest or other profit earned on the Restricted Proceeds may be used by the Company for general corporate purposes (including payment of interest on the Securities).

7.       NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30
         --------------------
   days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture. If Securities are redeemed subsequent to a record date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest on such Securities will be paid to the Holders in whose names such Securities are registered at the close of business on such record date.

8.       CHANGE IN CONTROL OFFER.  If a Change in Control occurs, each Holder
         -----------------------
   shall have the right to require the Company to repurchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000, for cash at a price equal to 101% of the principal amount of such Securities to be repurchased, plus any accrued and unpaid interest, if any, to the Repurchase Date. Within 30 days after the occurrence of a Change in Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change in Control repurchase right as required by the Indenture. A Holder may tender or refrain from tendering all or any portion of his or her Securities at his or her discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Security and delivering such form, together with the Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company, to the Trustee within 30 days after receipt of the Company Notice. Any portion of Securities tendered must be in integral multiples of $1,000.

9.       DENOMINATIONS; TRANSFER; EXCHANGE.  The Securities are in registered
         ---------------------------------
   form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.      PERSONS DEEMED OWNERS.  The registered Holder of a Security may be
         ---------------------
   treated as its owner for all purposes.

11.      AMENDMENTS AND WAIVERS.  Subject to certain exceptions, the Indenture
         ----------------------
   or the Securities may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Without the consent of any Holder, the Company and the Trustee may amend, waive or supplement the Indenture or the Securities to (i) cure any ambiguity, defect or inconsistency, (ii) mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee as additional security for the payment and performance of the obligations under the Indenture, in any property or assets, including any which is required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee, (iii) make any change that does not adversely affect the rights of any Holder, (iv) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company under the Indenture, or to provide any additional rights or benefits to the Holders, (v) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company hereunder and under the Indenture, (vi) to set out the form of the Exchange Notes and to set forth such other matters as are necessary in connection with the Exchange Offer that do not adversely affect the rights of any Holder, or (vii) to maintain the qualification of the Indenture under the TIA.

12.      DEFAULTS AND REMEDIES.  An Event of Default is: default for 30 days in
         ---------------------
   payment of interest on the Securities; default in payment of principal or premium, if any, on the Securities when due (including a default in the obligation to effectuate the Special Mandatory Redemption as described in Paragraph 6 hereof or in payment upon the exercise by a Holder of its right to require repurchase of its Securities pursuant to Paragraph 8 hereof); failure by the Company or the Guarantor for 30 days after notice to it to comply with any of its other agreements or covenants in the Indenture or the Pledge Agreement; certain defaults under and accelerations prior to maturity of other indebtedness; certain final judgments which remain undischarged; certain events of bankruptcy or insolvency; and the cessation of the Indenture (or, prior to the termination in accordance with its terms, the Pledge Agreement) to be in full force and effect or to provide the Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their best interests. The Company must furnish an annual compliance certificate to the Trustee.

13.      TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any
         -----------------------------
   other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if were not the Trustee.

14.      NO RECOURSE AGAINST OTHERS.  A director, officer, employee,
         --------------------------
   incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, including with respect to any certificates delivered hereunder or thereunder from any such Person. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

15.      AUTHENTICATION.  This Security shall not be valid until authenticated
         --------------
   by the manual signature of the Trustee or an authenticating agent.

16.      ABBREVIATIONS.  Customary abbreviations may be used in the name of a
         -------------
   Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

17.      ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES.  In
         --------------------------------------------------------------
   addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Securities shall have all the rights set forth in the Registration Rights Agreement referred to above.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Shoppers Food Warehouse Corp.
         4600 Forbes Blvd.
         Lanham, MD  20706
         Attention: President

18.      GOVERNING LAW.  The Laws of the State of New York shall govern this
         -------------

   Security and the Indenture, without regard to principles of conflicts of law.

19.      ADJUSTMENTS.  This Global Security shall represent such of the
         -----------
   outstanding Securities as shall be specified herein and shall represent the aggregate amount of outstanding Securities from time to time endorsed hereon and the aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, by adjustments made on the records of the Trustee, as custodian for the Depository, to reflect exchanges and redemptions. Any endorsement of this Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented hereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder hereof as required in Section 2.6 of the Indenture.

                                   GUARANTEE


SFW Holding Corp., a Delaware corporation, hereby unconditionally guarantees to the Holder of the Security upon which this guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this guarantee were issued, of the principal of, premium (if any) and interest on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article 10 of the Indenture. The guarantee of the Security upon which this guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.


SFW HOLDING CORP.



By /s/ Mark A. Flint
  --------------------------
  Name:  Mark A. Flint
  Title: President

                              [FORM OF ASSIGNMENT]


I or we assign this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             (Print or type name, address and ZIP Code of assignee)

Please insert Social Security or other
     identifying number of assignee


----------------------------------------

and irrevocably appoint _____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                                 Signed:
      ------------------------------          ----------------------------------

--------------------------------------------------------------------------------
       (Sign exactly as your name appears on the front of this Security)

Signature Guarantee:
                     -----------------------------------------------------------

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date (provided, however,
                                                             --------  -------
that neither the Company nor any affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                  (Check One)
                                   ---------

(1)         to the Company or a Subsidiary thereof; or
     -----
(2) pursuant to and in compliance with Rule 144A under the Securities ----- Act; or

(3) to an institutional "accredited investor" (as defined in Rule ----- 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) outside the United States to a "foreign person" in compliance with ----- Rule 904 of Regulation S under the Securities Act; or

(5) pursuant to the exemption from registration provided by Rule 144 ----- under the Securities act; or

(6) pursuant to an effective registration statement under the Securities ----- Act; or

(7) pursuant to another available exemption from the registration ----- requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is
                                    --------
checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:                                   Signed:
       ----------------------------              -----------------------------
                                                 (Sign exactly as name appears
                                                 on the other side of this
                                                 Security)

Signature Guarantee:
                     -----------------------------------------------------------

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which if exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
        -----------------------------      -------------------------------------
                                            NOTICE: To be executed by an
                                                    executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.9 or Section 4.19 of the Indenture, check the appropriate box below:

               [_]  Section 4.9 (Change in Control)

               [_]  Section 4.19 (Asset Sale)

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.9 or Section 4.19, state the amount you elect to have purchased: $_________

Date:                            Your Signature:
      ----------                                 ------------------------------
                                 (Sign exactly as your name appears on the face of this Security)

                                        Tax Identification No.:
                                                                 --------------
Signature Guarantee:
                     ----------------------------